NEXCEN BRAND MANAGEMENT, INC.

AS MANAGER,

AND

WV IP HOLDINGS, LLC,

AS LICENSOR

SECOND AMENDED AND RESTATED BRAND MANAGEMENT AGREEMENT

Dated as of August 15, 2008

ARTICLE I. DEFINITIONS 1
Section 1.1 Defined Terms 1
ARTICLE II. DUTIES OF THE MANAGER 2
Section 2.1 Nature of Management Services 2
Section 2.2 Manager Fee 7
Section 2.3 Modifications, Amendments and Consents With Respect to Assets 7
Section 2.4 Power of Attorney 7
ARTICLE III. EFFECTIVE DATE 7
ARTICLE IV. DEPOSIT OF LICENSE INCOME 8
ARTICLE V. REPRESENTATIONS AND WARRANTIES OF THE MANAGER 8
Section 5.1 Representations and Warranties 8
ARTICLE VI. COVENANTS OF THE MANAGER 12
Section 6.1 Covenants 12
ARTICLE VII. EVENTS OF DEFAULT 16
Section 7.1 Manager Termination Event 16
Section 7.2 Termination of Manager 19
Section 7.3 Appointment of Successor 19
In no event shall any successor manager be appointed without prior written consent of the Agent in its sole discretion 19
Section 7.4 Back-up Manager 20
ARTICLE VIII. MISCELLANEOUS 20
Section 8.1 Notices 20
Section 8.2 Entire Agreement 20
Section 8.3 Severability 20
Section 8.4 CONSENT TO JURISDICTION 20
Section 8.5 Waiver of Jury Trial 21
Section 8.6 Further Assurances 21
Section 8.7 Amendments; Waivers 21
Section 8.8 Successors and Assigns 21
Section 8.9 Severability of Provisions 22
Section 8.10 No Bankruptcy Petition 22
Section 8.11 Relationship of Parties 22

Section 8.12 Limitation on Liability; Indemnity 22
Section 8.13 Errors and Omissions Insurance 23
Section 8.14 Governing Law 23
Section 8.15 Counterparts 23
Section 8.16 Limitation on Payment 23
Section 8.17 Separate Identity Provisions 23
Section 8.18 Status of Parties 24
Section 8.19 Limitations on Authority 24
Section 8.20 Headings and Captions 24
Section 8.21 Third Party Beneficiary 24
Section 8.22 Effect on First Amended and Restated Brand Management Agreement; Acknowledgement 25

Exhibit A: Licensing Duties

Exhibit B: Power of Attorney

Exhibit C: Form of Manager Report

Exhibit D: Litigation

Schedule 1: Insurance

SECOND AMENDED AND RESTATED BRAND MANAGEMENT AGREEMENT

This SECOND AMENDED AND RESTATED BRAND MANAGEMENT AGREEMENT, (this "Brand Management Agreement"), is dated as of August 15, 2008, and is by and between NEXCEN BRAND MANAGEMENT, INC., a Delaware corporation (the "Manager") and WV IP HOLDINGS, LLC, a Delaware limited liability company ("Licensor"). hereby amends and restates in its entirety that certain Management Agreement, dated as of March 13, 2007 (the "Original Management Agreement"), by and between the Manager and Licensor.

PRELIMINARY STATEMENT

This Brand Management Agreement hereby amends and restates in its entirety that certain Amended and Restated Brand Management Agreement, dated as of August 2, 2007 (the "First Amended and Restated Brand Management Agreement"), by and between the parties hereto, which amended and restated in its entirety that certain Management Agreement, dated as of March 13, 2007 (the "Original Management Agreement"), by and between the parties hereto. By executing this Brand Management Agreement, each of the Manager and Licensor consent to such amendment.

As of the Effective Date of this Brand Management Agreement, Licensor owns all of the rights in the Assets.

Licensor and the Manager desire to amend and restate the terms upon which the Manager will Manage the Assets pursuant to this Brand Management Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I.

DEFINITIONS

Section 1.1 Defined Terms.

(a) Except as otherwise expressly provided herein or unless the context otherwise requires, the capitalized terms used, but not defined, herein shall have the respective meanings specified in the Standard Definitions attached to the Security Agreement as Appendix A. The definitions of such terms are equally applicable both to the singular and plural forms of such terms.

(b) All references in this instrument to designated "Articles," "Sections," "Subsections" and other subdivisions are to the designated Articles, Sections, Subsections and other subdivisions of this instrument as originally executed or if amended or supplemented, as so amended and supplemented. The words "herein," "hereof," "hereunder" and other words of similar import refer to this Brand Management Agreement as a whole and not to any particular Article, Section, Subsection or other subdivision. The words "including" and "include" shall be

deemed to be followed by the words "without limitation". References to Persons herein shall be deemed to include their permitted successors and assigns. Additionally, and for the avoidance of doubt, all references to "NexCen Brands" shall be deemed to refer to any entity, including any other Affiliate thereof, into which NexCen Brands shall merge, or consolidate or to which NexCen Brands shall contribute, sell, or otherwise transfer any material portion of its assets or liabilities.

ARTICLE II.

DUTIES OF THE MANAGER

Section 2.1 Nature of Management Services.

(a) Management Services. Licensor hereby appoints the Manager, as manager, to provide the Management Services. The Manager hereby agrees to such appointment. The Manager hereby agrees to perform all of the following services (the "Management Services") at its sole cost and expense, except as may otherwise be provided herein, and in accordance with the standards set forth in Section 2.1(b) hereof, for the benefit of Licensor, including:

(i) to Manage the Assets and any other Collateral owned or otherwise held by Licensor (the "Other Collateral");

(ii) to protect and defend the Assets and the Other Collateral;

(iii) to preserve the goodwill associated with the Trademarks

(iv) to enforce and collect payment of the amount owing on each Receivable or with respect to any other amounts to Licensor under any agreement or otherwise ("Other Amounts");

(v) to respond, on behalf of Licensor to inquiries of Obligors with respect to the Receivables or Other Amounts;

(vi) to enforce, on behalf of Licensor, the terms of all Contracts related to the Receivables or Other Amounts to the extent authorized in accordance with the terms of such Contracts;

(vii) to maximize income derived from the Assets or the Other Collateral (including but not limited to marketing to potential licensees and seeking new licensees) and, in doing so, avoid impairing the value of the Assets or the Other Collateral;

(viii) to negotiate, issue, renew, extend, terminate or not renew license agreements and other contracts to which Licensor is a party as licensor, consistent with sound business judgment and only as expressly permitted in the Transaction Documents, for the purposes of maximizing the income generated by the Trademarks, the other Assets and the Other Collateral in

order to permit Licensor to satisfy its payment obligations under the Security Agreement and the other Transaction Documents;

(ix) to maintain separate, complete and accurate books and records with respect to all transactions contemplated hereunder in connection with the Assets and the Other Collateral;

(x) to maintain the quality of goods and services marketed under or in connection with the Trademarks prior to the date hereof by establishing a quality of goods policy, monitoring each licensee's compliance and promptly enforcing compliance in a reasonable manner which shall protect the Assets and the Other Collateral;

(xi) to modify, when appropriate, the standards and requirements of quality and production of goods and services offered under the Trademarks;

(xii) to deliver electronically or otherwise to Licensor, any Back-up Manager and the Agent on a calendar quarterly basis an informational listing of any additions, subtractions or changes to the Assets or any new Licenses, including Obligors and their respective addresses, the date of any new Contract and a summary of its key terms and, also, hard copies of all documents evidencing new Assets together with material amendments to, or extensions of, existing Assets;

(xiii) to take any and all actions on behalf of Licensor and the Manager which may be necessary, required, convenient or incidental to cause the business to be conducted utilizing the Assets and the Other Collateral to comply with all Applicable Laws and regulations and to take all reasonable steps in this regard;

(xiv) to record and to deliver electronically or otherwise to Licensor, any Back-up Manager and the Agent on a calendar quarterly basis ownership changes, and other conveyances, in connection with the Assets;

(xv) to monitor and manage any segregated advertising funds received from Obligors;

(xvi) to pursue the business strategy chosen by Licensor to maximize the value of the Assets and the Other Collateral; and

(xvii) to manage the affairs and take all such action as may be necessary to cause Licensor to be in compliance with its obligations under the Transaction Documents, including the deposit of all Receivables and any Other Amounts into the appropriate accounts as required by the provisions of the Security Agreement and the disbursement of monies as set forth in Sections 11.7 and 14.1 of the Security Agreement;

(xviii) to (A) comply, on behalf of Licensor, in all material respects, with all obligations under the Material Contracts, including the Third Party Licenses (other than the obligations to pay royalties thereunder) and the Service Agreements (as defined in the Security Agreement Supplement to which Licensor is a party) and (B) use its best efforts, on behalf of Licensor, to design, create and introduce new designs, patterns and concepts to be used on fabrics, wallcoverings or other products, in substantially the same manner as it, or the Licensor, is taking such actions as of the Restatement Date (but in no event less than the extent to which the Licensor is contractually obligated to any third party to do so); and

(xix) to take all actions as may be necessary or prudent to ensure that all of the Assets and any after acquired or after created Assets that are material to the operation of Licensor's business are owned exclusively by Licensor, including, but not limited to, ensuring that all new designs, patterns or concepts that are material to Licensor's business that are not created by Licensor are works for hire under the U.S. Copyright Act (including any such Assets created by the Manager or any of its employees or subcontractors).

The list of Management Services may be amended from time to time by mutual agreement of the Manager and Licensor, but subject to the prior written consent of the Agent.

(b) Manager's Standard of Performance. The Manager shall exercise commercially reasonable efforts in performing the Management Services and shall perform the Management Services in accordance with industry practice, the express terms of this Brand Management Agreement and Applicable Law and with at least the same care, prudence, skill and diligence as the Manager would employ in the management of its own assets or any other assets that it manages.

(c) Discretionary Powers. The Manager shall exercise all discretionary powers involved in connection with the Management Services subject to the terms hereof, and shall pay all costs and expenses incurred in connection therewith that may be necessary or advisable for the carrying out of the transactions contemplated by this Brand Management Agreement. The Manager may, for its own account, seek the assistance of other parties in carrying out its duties hereunder.

(d) Approvals. The Manager shall consult with and obtain written approval from Licensor for any action in connection with the Assets or the Other Collateral that is not in the ordinary course of the Management Services. The Manager shall not take any action pursuant to this Brand Management Agreement that is inconsistent with, or would cause Licensor, the Issuer, NexCen Brands or any of their Affiliates to violate, the Transaction Documents.

(e) Legal Proceedings. The Manager is hereby authorized, empowered, and agrees, in accordance with Section 2.1(b) and consistent with past practice and clause (b) above to commence, at Licensor's sole cost and expense, in its own name or in the name of Licensor, and to pursue legal proceedings relating to any Contract and the payment of any Receivable or Other

Amounts, including legal proceedings to enforce such Contract and infringement proceedings. The Manager is hereby further authorized and empowered to determine whether and where to bring litigation, to retain counsel on a contingency fee or other basis to enforce any Contract and the payment of any Receivable or Other Amounts and to prosecute or defend any claim of infringement and to obtain judgments with respect thereto. The Manager shall not settle or compromise any claim or action relating to the Trademarks without the prior consent of Licensor. As between the parties hereto, Licensor shall be entitled to any and all settlement amounts, damages, license fees and costs recovered or required to be paid relating to the Trademarks. Licensor shall take any and all such actions that the Manager may deem necessary or appropriate to enable the Manager to carry out its duties under this Brand Management Agreement. If, in any legal proceeding, it shall be determined that the Manager may not enforce a Contract or the payment of any Receivable or Other Amounts or prosecute or defend any claim of infringement on the ground that is not a real party in interest or a holder entitled to enforce such Contract or the payment of any Receivable or Other Amounts or to prosecute or defend any claim of infringement, Licensor shall, at Licensor's expense, take such steps as the Manager deems reasonably necessary to enforce such Contract or payment of such Receivable or Other Amounts or to prosecute or defend any claim of infringement, including bringing suit in its own name or joining the action as a party.

(f) Principal Place of Business. All activities hereunder by the Manager and its employees shall be conducted from the Manager's principal place of business identified in Section 8.1 hereof, or at such other location as to which the Agent and Licensor are provided thirty (30) days' prior written notice.

(g) Registration and Enforcement of the Trademarks and Copyrights; Protection and Enforcement of the Licenses. In furtherance of its duties hereunder, the Manager shall perform the following duties.

(i) As attorney in fact for Licensor, the Manager shall, in furtherance of its commitment in Section 2.1(b), prosecute and maintain the trademark and copyright applications and registrations held by Licensor and any future registrations resulting or derivative therefrom in the Territory, including by assuring the continued use of the Trademarks as required by Applicable Law with the exception of such Trademarks the absence of which individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Change. The Manager shall maintain a docket system of all applications and registrations for the Trademarks and Copyrights. Licensor shall furnish the Manager with all reasonably requested information and documentation (including powers of attorney and affidavits) prepared by the Manager to assist the Manager in such efforts. Nonetheless, ownership of the Trademarks and Copyrights and all goodwill generated by use of the Trademarks by the Manager shall inure to the benefit of Licensor. The Manager shall neither assert nor assist any third party in asserting any independent rights in the Trademarks (or any other designations confusingly similar thereto) or Copyrights in the Territory for any goods or services. Licensor shall provide written notice to the Manager and the Agent if it intends to abandon any applications for

the registration of any Trademark or Copyrights. The Manager acknowledges the critical importance of exercising quality control over the nature and quality of the goods and services offered under the Trademarks in order to preserve the continued integrity and validity of the Trademarks and to protect the goodwill associated with the Trademarks. The Manager shall exercise quality control over the use of the Trademarks (including with respect to the use of the Trademarks by any licensee) to a degree reasonably necessary to maintain such quality. The Manager acknowledges the quality of the products heretofore sold or provided under the Trademarks and adopts and shall enforce the standards of such quality. The Manager shall comply, and shall require all licensees to comply, with all notice and marking requirements of any law or regulation applicable to or necessary for the protection of the Trademarks and Copyrights except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Change. The Manager and Licensor shall notify each other and the Agent promptly after learning of a possible infringement of the Trademarks or Copyrights or of any imitation, unauthorized possession, knowledge, or use of the Trademarks or Copyrights or of any claim by a third party that the Trademarks or Copyrights may be infringing on the rights of a third party except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Change.

(ii) The Manager shall be responsible for the protection, policing and defense of the Trademarks and Copyrights and shall take all reasonable steps in this regard, including preparing and following up on demand and notice letters and addressing third-party infringement of the Trademarks and Copyrights, and maintaining trademark watch services except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Change. Licensor shall furnish the Manager with all reasonably requested information, documentation prepared by the Manager (including powers of attorney and affidavits), testimony and cooperation (including being named as an additional party to litigation) to assist the Manager in such efforts.

(iii) Licensor hereby authorizes the Manager to institute legal proceedings against any third party that is reasonably believed to be infringing the Trademarks or Copyrights. Furthermore, Manager shall defend any action brought by a third party against either Licensor or Manager, or both, seeking to invalidate or otherwise challenging the validity of any of the Trademarks or Copyrights except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Change. Manager shall bear all costs related to bringing or defending such action which shall be reimbursed to the Manager by Licensor as Operating Expenses. The Manager shall not settle or compromise any claim or action relating to the Trademarks or Copyrights

without the prior consent of Licensor. Licensor shall be entitled to any and all settlement amounts, damages, license fees, and costs recovered or required to be paid relating to the Trademarks or Copyrights.

(iv) The Manager shall be responsible for Licensor' duties and obligations with respect to each License, including, but not limited to, those matters described in Exhibit A attached hereto.

Section 2.2 Manager Fee. As compensation for the performance of the Management Services, the Manager shall be entitled to the applicable Manager Fee, as provided in the Security Agreement. The Manager represents that the Manager Fee is not more or less than the fee that is customarily paid in arm's length transactions for similar services. The Manager shall not be entitled to any other amounts for its services hereunder other than the Manager Fee. The Manager shall have the right, but not the obligation, to advance all Operating Expenses, provided, however, that the Manager shall not make any such advance if the Manager reasonably determines that such advance would not be ultimately recoverable from the Collections. On any Payment Date on which there is insufficient Distributable Cash in accordance with Section 14.1(a) of the Security Agreement to pay the Subordinate Manager Fee, in whole or in part, on such Payment Date, the Manager shall have the right to receive funds from the Held Collections Account to pay such shortfall in the Subordinate Manager Fee for the related Collection Period in accordance with, and to the extent amounts are available for such purpose under Section 14.1(b)(i) of the Security Agreement.

Section 2.3 Modifications, Amendments and Consents With Respect to Assets. Except as provided in Section 2.1(d), the Manager shall not agree to any modification, waiver or amendment of any term of any material element of any Asset or Other Collateral or to any extension of a Contract, if such modification, waiver or amendment, individually or together with all modifications, waivers or amendments previously made, shall reasonably be expected to result in a Material Adverse Change without the prior written consent of Licensor and the Agent; provided, however, that the Manager shall not make any modification, waiver or amendment to any Covered Material Contract in any material respect that is adverse or could reasonably be expected to be adverse to Licensor without the prior written consent of Licensor and the Agent.

Section 2.4 Power of Attorney. So long as this Brand Management Agreement is in effect, Licensor hereby irrevocably constitutes and appoints the Manager and any officer thereof with full power of substitution, as its true and lawful attorney-in-fact with full power and authority to act in the place and stead of Licensor and in the name of Licensor or in its own name, from time to time in the Manager's discretion, for the purpose of Managing the Assets, the business in which the Assets are employed and providing the Management Services in accordance with the terms of this Brand Management Agreement, and will execute the power of attorney in the form attached hereto as Exhibit B.

ARTICLE III.

EFFECTIVE DATE

This Brand Management Agreement shall become effective as of the date hereof and, except as provided in Article VII, shall continue in force on a calendar year to calendar year basis unless terminated in writing by either party on or before December 1 of any calendar year, but not earlier than the date after the date on which all Secured Obligations are indefeasibly paid in full in cash (other than with respect to any indemnity obligations or obligations under any Transaction Document that by their terms survive the termination thereof).

ARTICLE IV.

DEPOSIT OF LICENSE INCOME

All License Income is the property of Licensor. All License Income, other Collections and Other Amounts received by the Manager shall be deposited into the related Co-Issuer Collection Account or related Co-Issuer Lockbox Account, or as otherwise directed, in writing, by Licensor (acting with the consent of the Agent), and the Manager shall direct all Obligors to make such deposits of License Income and other Collections directly to the related Co-Issuer Collection Account or related Co-Issuer Lockbox Account; provided, however, if, notwithstanding such direction, any proceeds of the Assets shall come into the possession or control of the Manager or its agents, the Manager shall hold such proceeds, or cause the same to be held, in the form received, in trust for Licensor and shall, within one (1) Business Day after receipt thereof, cause the same to be deposited into the related Co-Issuer Collection Account.

ARTICLE V.

REPRESENTATIONS AND WARRANTIES OF THE MANAGER

Section 5.1 Representations and Warranties. The Manager as of the Restatement Date and each Payment Date represents and warrants to and in favor of Licensor and the Agent that:

(a) Organization, Power, Qualification. The Manager (i) is a Delaware corporation, duly organized, validly existing and in good standing, (ii) has the corporate power, legal right and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted and (iii) is, and always has been, duly qualified and is in good standing and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization and the failure to be so qualified could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

(b) Authorization, Enforceability. The Manager (i) has the corporate power, and (ii) has taken all necessary action to authorize it to execute, deliver and perform this Brand Management Agreement in accordance with its terms and to consummate the transactions contemplated hereby. This Brand Management Agreement has been duly executed and delivered by the Manager and is a legal, valid and binding obligation of the Manager, enforceable in accordance with its terms, subject, as to enforcement of remedies, to any applicable bankruptcy, insolvency or other similar law affecting the enforcement of creditors' rights and secured parties generally, and subject to the limitation that the availability of the remedy of specific performance

or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

(c) Non-Contravention. The execution, delivery and performance of this Brand Management Agreement in accordance with its terms and the consummation of the transactions contemplated hereby by the Manager do not and will not (i) require any consent approval or authorization of, or giving notice to, any Person, except for consents and approvals that have already been obtained or notices that have been duly given, (ii) violate any Applicable Law, (iii) conflict with, result in a breach of, or constitute a default under its Organizational Documents, or conflict with, result in a breach of a material provision under (with or without notice or lapse of time or both) any agreement or other instrument, to which the Manager is a party or by which it or any of its properties or assets may be bound, which conflict, breach or default would have a material adverse effect on the business, assets, liabilities, condition (financial or otherwise), results of operations or prospects of the Manager or on the ability of the Manager to perform any of its obligations under this Brand Management Agreement, or (iv) result in or require the creation or imposition of any Liens upon or with respect to any property now owned or hereafter acquired by the Manager.

(d) Compliance with Law.

(i) The Manager is, and always has been, in compliance with all Applicable Laws, including without limitation those relating to ERISA and Taxes, except where non-compliance, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change.

(ii) Except as previously set forth on Schedule VIII to the Security Agreement, the Manager, to the Manager's knowledge, is not, and never has been, under investigation with respect to any violation of any Applicable Law, regulation, order or requirement relating to any of the foregoing in connection with its respective business.

(iii) There does not currently exist, nor has there existed at any time since its formation, any threatened or actual dispute between the Manager and any of its outside accountants, auditors or other financial advisors.

(iv) Neither the Manager nor any of the officers or agents of the Manager, nor any Person acting on behalf of any of them, have made any illegal or improper payment to, or provided any illegal or improper benefit or inducement for, any governmental official, union official, supplier, customer, union or other Person, in an attempt to influence any such Person to take or to refrain from taking any action relating to the Manager or Licensor or the business of the Manager or Licensor or to engage in any action by or on behalf of any of them in any way or paid any bribe, payoff, influence payment, kickback or other unlawful payment. Neither the Manager nor any of the officers or agents of the Manager or any Person acting on behalf of any of them, have taken any action that violates the Foreign Corrupt Practices Act. The Manager has at all times been in

compliance with all Applicable Laws relating to export control and trade embargoes. To the Manager's knowledge, no product sold or service provided by the Manager, or Licensor during the last five years has been, directly or indirectly, sold to or performed on behalf of any country where such sale of products or provision of services is prohibited by OFAC, the Department of Treasury or other U.S. governmental authority.

(e) Litigation. There is no, and never has been, action, suit or proceeding pending or, to the knowledge of the Manager, threatened against the Manager or any of its properties or assets in any court or before any arbitrator of any kind or before or by any Governmental Authority which, if decided adversely to the Manager, would reasonably be expected to result in a Material Adverse Change.

(f) Governmental Regulation. The Manager is not required to obtain any consent, approval, authorization, permit or license from, or effect any filing or registration with, any Governmental Authority in connection with the execution, delivery and performance, in accordance with its respective terms, of this Brand Management Agreement.

(g) Investment Company. The Manager is not, and has never been, an "investment company" within the meaning of the Investment Company Act.

(h) Bankruptcy. The Manager is not, and has never been, a debtor in a bankruptcy case.

(i) Absence of Default. The Manager is, and has always been, in compliance with all of the provisions of its Organizational Documents, as the same may have been amended or restated (or comparable constitutive documents) and no event has occurred, or failed to occur, which has not been remedied or waived, the occurrence or nonoccurrence of which constitutes, or which with the passage of time or giving of notice or both would constitute, (i) a Manager Termination Event or (ii) a default by the Manager under any agreement or other instrument, or any judgment, decree or order to which the Manager is a party or by which the Manager or any of its properties or assets may be bound, which default could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

(j) Disclosure. The Manager has not failed to disclose any fact, circumstance or other information which could, either alone or in conjunction with all other such facts, circumstances and information, reasonably be expected to result in a Material Adverse Change; and to the Manager's knowledge, there is no fact that has specific application to any of the Manager, the Issuer, NexCen Brands, Licensor or any of their Affiliates (other than general economic or industry conditions) and that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. This representation shall not be affected by any investigation made by or on behalf of the Agent.

(k) Information. All written information, reports and other papers and data furnished to the Agent, with respect to the Manager, shall be, at the time the same is so furnished, complete, true and correct in all material respects as and when made.

(l) Taxes. The Manager has timely filed all tax returns (federal, state and local) which are required to be filed and has paid all taxes related thereto. There has been no waiver of any statutes of limitation in respect of taxes or agreement to any extension of time with respect to a tax assessment or deficiency of the Manager; there is no material claim, audit, action, suit or proceeding against or with respect to the Manager in any tax; the Manager has not received from any taxing authority any formal or informal (x) notice indicating an intent to open an audit or other review, (y) request for information related to tax matters or (z) notice of deficiency or proposed adjustment for any amount of tax proposed, asserted, or assessed by any taxing authority against the Manager.

(m) Trademarks and Copyrights.

(i) Each Trademark and Copyright is validly subsisting and has not been adjudged invalid or unenforceable, in whole or in part, except to the extent expressly excepted in Section 12.3 of the Security Agreement;

(ii) All necessary filings and recordations have been made to protect Licensor's interest in the Trademarks and Copyrights, except to the extent expressly excepted in Section 12.3 of the Security Agreement;

(iii) Licensor is the exclusive owner of the entire and unencumbered right, title and interest in and to the Trademarks and Copyrights (other than Permitted Encumbrances), except to the extent expressly excepted in Section 12.3 of the Security Agreement and no claim has been made that the use of the Trademarks or Copyrights does or may violate the asserted rights of any third party, except such claims or uses outside of the jurisdiction where Licensor is currently conducting business as would not, individually or in the aggregate, result in a Material Adverse Change or relate to a Covered Material Contract;

(iv) All acts have been performed and all fees and taxes have been paid to maintain each Trademark and registered Copyright in full force and effect, except to the extent such action is expressly not required to be taken with respect thereto under Section 12.3 of the Security Agreement;

(v) Except for those matters set forth in Exhibit D, as of the Restatement Date, there has been no litigation or assertion that any Trademark or Copyright infringes any trademarks or copyrights, as applicable, any right to use trademarks or copyrights, as applicable, or any other right of any third party, or that any Trademark or Copyright violates any law or regulation; and

(vi) There has been made no application with respect to the Trademarks or Copyrights for attachment or provisional attachment, other preservative measures or enforcement, except such applications or attachments which (i) do relate to a Covered Material Contract and (ii) would not reasonably

be expected to result, individually or in the aggregate, in a Material Adverse Change.

(n) Subsidiaries. As of the date hereof, there are no corporations, partnerships, limited liability companies, joint ventures or other business entities in which the Manager owns, of record or beneficially, a direct or indirect equity interest or contract or agreement, contingent or otherwise, to acquire the same.

(o) Absence of Liabilities. The Manager has no Indebtedness.

(p) Intellectual Property. Neither the Manager nor any of its employees or subcontractors has any interest in or own any of the Intellectual Property or Assets.

(q) Real Property. The Manager does not own any real property.

(r) Insurance. The Manager has insurance in coverages and amounts that is prudent and customary for its business, including in the performance of its duties and undertakings contemplated hereunder and under the other Transaction Documents. All such insurance is primary coverage and all premiums therefor due have been paid in full. Schedule 1 sets forth a complete, true and correct list of all certificates of insurance, binders for insurance policies and insurance maintained by the Manager, or under which the Manager is the beneficiary of coverage.

(s) Factual Assumptions. The factual assumptions identified in the opinion letter delivered by Baker & McKenzie LLP or Kirkland & Ellis LLP on the Restatement Date or on any Funding Date with respect to certain bankruptcy matters are true and accurate as of such date with respect to the Manager.

(t) Corporate Structure. The Manager is a wholly-owned subsidiary of NexCen Brands.

ARTICLE VI.

COVENANTS OF THE MANAGER

Section 6.1 Covenants. So long as this Brand Management Agreement remains in effect:

(a) Financial Statements. As soon as practicable and in any event within forty-five (45) days after the end of each of its fiscal quarters and ninety (90) days after the end of each of its fiscal years, the Manager shall deliver to Licensor, the Issuer and the Agent a statement of income and statement of cash flow for the Manager for such quarter and such year, as the case may be, setting forth in each case in comparative form the figures for the previous period, and a balance sheet of the Manager as at the end of such quarter and such year, as the case may be, all prepared by management of the Manager in accordance with GAAP (applied on a consistent basis) and certified as being complete, true and correct by the Manager.

(b) Instruments. The Manager shall not take any action to cause any Receivable to be evidenced by any instrument (as defined in the UCC) or any title in bearer form except in connection with the enforcement or collection of a Receivable.

(c) Information. From time to time and promptly upon request of Licensor, the Issuer, any Back-up Manager or the Agent, the Manager shall deliver to the requesting party such information, reports and other papers and data regarding the business, assets, liabilities, financial condition or results of operations with respect to the Assets as any requesting party may reasonably request, in each case in form and substance reasonably satisfactory to the requesting party.

Written information, reports and other papers and data furnished to Licensor the Issuer, any Back-up Manager or the Agent, by or on behalf of the Manager shall be, at the time the same is so furnished, complete, true and correct in all material respects. This covenant shall not be affected by any investigation made by or on behalf of the Agent.

(d) Company Existence; Governing Documents. The Manager will keep in full force and effect its existence and rights as a corporation under the laws of the State of Delaware and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Brand Management Agreement. The Manager will not form or otherwise acquire the equity interests in any other Person unless the primary business purpose of such entity is consistent with, and in furtherance of, the IP Business of Licensor and other parties to management agreements with the Manager similar to this Brand Management Agreement.

(e) Licenses. The Manager shall, and shall cause Licensor to, take all appropriate actions in accordance with all applicable requirements of Law with respect to the Licenses, and in accordance with the terms of the Licenses, to ensure (i) the ownership of the Licenses by Licensor and (ii) that the consummation of the transactions contemplated hereby and by the Transaction Documents will not alter or impair any of the Licenses or the ability of each of the Manager and Licensor, as applicable, to continue to do business in the same way as prior to the date hereof, the applicable Funding Date and the Restatement Date.

(f) Applicable Law. If the Grant by Licensor of the first priority perfected security interests under the Security Agreement, or any portion or aspect thereof, requires any further approval, perfection or compliance with any Applicable Law or administrative rule, or shall be prohibited under or in violation of any Applicable Law or administrative rule, the Manager agrees to cause Licensor to do all things and, at its expense, to take all action reasonably necessary or advisable to obtain all such approvals and to accomplish such perfection or compliance, and/or expeditiously to remove any prohibition and cure any violation, so as to effectuate to the fullest extent permissible by law the entire security interest Granted under the Security Agreement.

(g) No Liens. The Manager shall not create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets of any kind of Licensor other than Permitted Encumbrances.

(h) Inspection. On a monthly basis and at any other time and from time to time deemed necessary in the Agent's or Licensor's (each in their sole discretion), the Manager shall permit Licensor or the Agent, or their respective agents or representatives (including Agent's Professionals and Consultants), during regular business hours and without charge and at the sole cost and expense of the Manager (provided that so long as no Manager Termination Event or Event of Default under the Security Agreement has occurred and has not been waived, such cost and expenses shall not exceed $500,000 per year): (i) to examine and make copies of and abstracts from the books and records (financial and corporate) of the Manager, insofar as they relate to the Assets or its duties hereunder as Manager, (ii) to visit the offices and properties of the Manager for the purpose of examining such books and records and to discuss matters relating thereto and to the performance of the Manager under this Brand Management Agreement with any of the officers or employees of the Manager having knowledge of such matters and (iii) to monitor the quality of goods and services marketed under or in connection with the Trademarks.

(i) Manager's Report. On or before the tenth day after each Collection Period, the Manager shall deliver to Licensor and the Issuer (with a copy to the Agent and any Back-up Manager) (i) a report, substantially in the form of Exhibit C attached hereto and (ii) an Officer's Certificate of the Manager certifying that each of the representations and warranties in this Brand Management Agreement are complete, true and correct as of such date.

(j) Intellectual Property Notices. The Manager shall notify Licensor, the Issuer, any Back-up Manager and the Agent in writing within thirty (30) Business Days if (i) it knows or reasonably believes that any pending material application for registration or recording of a Trademark or Copyright or a registration or recording of a Trademark or Copyright may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including any proceeding in the United States Patent and Trademark Office or any court or tribunal in any country); and (ii) it knows or reasonably believes of any claim by a third party that the Trademarks or Copyrights may be materially infringing on the rights of a third party in the Territory.

In the event that it knows or reasonably believes that any Trademark or Copyright is infringed, misappropriated, diluted or violated by a third party in any material respect, the Manager shall present these findings in the next Manager Report following actual knowledge of such circumstance.

(k) Manager Not to Resign; No Assignment.

(i) The Manager shall not resign from the respective duties and obligations hereby imposed on it except upon a determination by Licensor, the Issuer and the Agent that by reason of a change in applicable legal requirements the continued performance by the Manager of its duties under this Brand Management Agreement would cause it to be in material violation of such legal requirements (i.e., requirements pursuant to law or regulation, rather than contractual), said determination to be evidenced by a an opinion of counsel to such effect.

(ii) The Manager may not assign this Brand Management Agreement, or any of its rights, powers, duties or obligations hereunder, without the prior written consent of Licensor, the Issuer and the Agent.

(iii) Except as provided in Sections 7.2 and 7.3, the duties and obligations of the Manager under this Brand Management Agreement shall continue until this Brand Management Agreement shall have been terminated as provided in Articles III and VII, and shall survive the exercise by Licensor or the Agent of any right or remedy under this Brand Management Agreement, or the enforcement by Licensor, the Issuer or the Agent of any provision of this Brand Management Agreement. The Manager shall continue to serve as Manager hereunder until such time as a successor shall be appointed and assume the duties of Manager hereunder. The Manager shall, in Managing the Trademarks and Copyrights (i) promptly (and in any event, within two (2) Business Days) report to the Agent and any Back-up Manager any event or circumstance known to it with respect to the Trademarks or Copyrights which may materially and adversely affect the Trademarks or Copyrights or the interests of the Agent therein, (ii) furnish to the Agent and any Back-up Manager such reports and information with respect to the Trademarks and Copyrights as the Agent may deem reasonably necessary for the Agent to exercise its rights under the Security Agreement or other Transaction Documents, as applicable, and (iii) cooperate with the Agent in the exercise of the Agent's rights under the Security Agreement, including after the occurrence of an Event of Default under the Security Agreement, in the Disposition of the Trademarks, Copyrights or any other Collateral.

(l) Contracts. The Manager shall not, and shall not cause Licensor to, enter into or be a party to any agreement or instrument without the prior written consent of the Agent; provided, however, that such consent of the Agent shall not be required for Licensor to enter into any Licenses; provided, further, that such Licenses will be entered into in the ordinary course of business in accordance with the normal policies and procedures of Licensor and no License will contain any Obligor Rebate Amount provisions without the Agent's prior consent.

(m) Absence of Liabilities. The Manager will not incur any Indebtedness.

(n) Insurance. The Manager shall maintain, or cause Licensor to maintain, as applicable, with financially sound insurers with an S&P Credit Rating of not less than "BBB-" and with a claims-paying ability rated not less than "A:VIII" by A.M. Best's Key Rating Guide, insurance coverages customary for business operations of the type conducted in respect of the transactions contemplated by the Transaction Documents and the Assets managed by the Manager. The Manager shall annually provide to the Agent evidence reasonably satisfactory to the Agent (which may be by cover note) that the insurance required to be maintained by the Manager and Licensor hereunder is in full force and effect, by not later than December 31 of each calendar year. The Manager shall provide written notice to the Agent, within five (5) days of knowledge thereof, of any default, breach or condition, which with the giving of notice or the lapse of time, would constitute a default under, or breach of, any of its insurance policies.

(o) Taxes. The Manager shall, and shall, on behalf of Licensor (out of the portion of its Manager Fee related to such purpose), (i) pay all Taxes when due or payable, together with any interest or penalty, addition to tax or additional amount imposed thereon or in connection therewith, (ii) file, when due, all tax returns, statements, reports or forms required to be filed with any taxing authority and (iii) except for consolidated tax returns, not become, or permit itself or Licensor to become, liable for the Taxes of any other person or entity, whether by contract, operation of law or otherwise. The Manager shall provide prompt (and in any event within three (3) Business Days) notice to the Agent of (x) any formal or informal notice from any taxing authority of any intent to open an audit or other review or (y) any claim, audit, action suit or proceeding against or with respect to the Manager or Licensor in respect of any tax.

(p) Litigation. The Manager, upon obtaining knowledge thereof, shall provide prompt (and in any event within three (3) Business Days) written notice to the Agent with respect to the threat or commencement of any material litigation, arbitration or administrative proceedings against Licensor or any property included in the Collateral (including any License) that could reasonably, individually or in the aggregate, be expected to result in a Material Adverse Change or a liability in any amount. In the event that any such litigation, arbitration or other proceeding shall have been commenced, the Manager shall keep the Agent informed on a regular basis as reasonably requested by the Agent regarding the same. The Agent shall be entitled, but not obligated, to consult with the Issuer, Co-Issuers, Manager, NexCen Brands and any of their Affiliates with respect to, and participate in the defense or resolution of, any such proceeding.

(q) Bankruptcy. The Manager or any assignee or successor to the Manager or substantially all of the business of the Manager will not (i) voluntarily institute, or consent to the institution of, bankruptcy or insolvency proceedings, or file a petition seeking or consenting to reorganization or relief under any applicable federal or state law relating to bankruptcy, or seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) for it, or any substantial part of its assets, or make any assignment for the benefit of creditors, or admit in writing its inability to pay its debts generally as they become due, or take any corporate action in furtherance of any such action; or (ii) consolidate, merge, dissolve or liquidate, in whole or in part.

(r) Factual Assumptions. The Manager shall not take any action which shall cause the factual assumptions identified in the opinion letter delivered by Baker & McKenzie LLP or Kirkland & Ellis LLP on any Funding Date and on the Restatement Date with respect to certain bankruptcy matters to no longer be true and accurate with respect to the Manager.

(s) Updated Information. The Manager shall promptly update (and in any event, at least once per calendar quarter) Exhibit D and Schedule 1 hereto to the extent that any of the information contained therein has changed.

ARTICLE VII.

EVENTS OF DEFAULT

Section 7.1 Manager Termination Event.

Each of the following shall constitute a "Manager Termination Event," whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any Governmental Authority or non-governmental body or otherwise:

(a) the Manager shall fail, (i) within two (2) Business Days after the date the same is due, to deliver a Manager's Report to Licensor, the Issuer, any Back-up Manager and the Agent or (ii) within two (2) Business Days after receipt thereof, to remit or cause to be remitted to the related Co-Issuer Collection Account, or such other account as directed by Licensor (with the consent of the Agent), any License Income or other Collections received by the Manager;

(b) default in the performance, or breach, of any covenant of the Manager in this Brand Management Agreement (not referenced in clause (a) above), and continuance of such default or breach for a period of five (5) Business Days;

(c) a failure of any representation or warranty of the Manager in this Brand Management Agreement to be complete, true and correct as and when made;

(d) either (i) the filing of an involuntary case in respect of the Manager under the federal bankruptcy laws, as not or hereafter in effect, or any other present or future federal or state bankruptcy, insolvency or similar law, with no dismissal of such filing for a period of thirty (30) consecutive days or (ii) the entry of a decree or order for relief by a court having jurisdiction in respect of the Manager in an involuntary case under the federal bankruptcy laws, as now or hereafter in effect, or any other present or future federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Manager or of any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Manager or any assignee or successor to the Manager or substantially all of the business of the Manager;

(e) the commencement by the Manager of a voluntary case under the federal bankruptcy laws, as now or hereafter in effect, or any other present or future federal or state bankruptcy, insolvency or similar law, or the consent by the Manager to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Manager or any substantial part of its property or the making by the Manager of an assignment for the benefit of creditors or the failure by the Manager generally to pay its debts as such debts become due or the taking of action by the Manager in furtherance of any of the foregoing;

(f) (i) either (A) a final non-appealable judgment shall be entered by any court against the Manager for the payment of money the uninsured portion of which, together with the uninsured portion of all other outstanding final non-appealable judgments against the Manager, exceeds $250,000 in the aggregate, or (B) a warrant of attachment or execution or similar process shall be issued or levied against any of the Manager's $250,000 in the aggregate, and (ii) if, within thirty (30) days after the entry, issue or levy thereof, such judgment, warrant or process shall not have been paid or discharged or a bond satisfactory to the related court shall not have been posted;

(g) the Manager shall cease to carry on, or be enjoined, restrained or in way prevented by the order of any Governmental Authority from conducting, any material part of the business of the Manager;

(h) the occurrence of an Event of Default under, and as defined in, the Security Agreement;

(i) any report of material adverse findings from the SEC, any other regulatory body or Governmental Authority, or independent counsel in connection with an investigation, that either (i) may materially impair, or has materially impaired, the value of Assets or (ii) results, directly or indirectly in the delisting of NexCen Brand's stock from the NASDAQ stock market;

(j) Kenneth J. Hall is no longer employed as Chief Financial Officer or another officer having higher authority and responsibility for the management of NexCen Brands, and a replacement acceptable to Agent (which acceptance will not be unreasonably withheld) has not been named within sixty (60) days of the effective or constructive date of the cessation of his activities as Chief Financial Officer (such 60-day period does not re-start if proposed replacement is not acceptable to the Agent);

(k) Michael C. "Chris" Dull is no longer employed as President, Chief Executive Officer or another officer having ultimate authority and responsibility for the management of NexCen Franchise Management, Inc., and a replacement acceptable to Agent (which acceptance will not be unreasonably withheld) has not been identified within sixty (60) days of the effective or constructive date of the cessation of his activities as President (such 60-day period does not re-start if proposed replacement is not acceptable to the Agent);

(l) (i) for the period from the Restatement Date continuing through March 31, 2009, Marvin Traub shall have resigned from the Board of Directors of NexCen Brands, unless the BBI Entities and Waverly have been sold in accordance with the terms of the Security Agreement prior to such resignation, or (ii) from the Restatement Date for the period continuing through December 31, 2009, any three of James T. Brady, David S. Oros, Paul Caine, Edward J Mathias and George P. Stamas shall have resigned from the Board of Directors of NexCen Brands;

(m) on or after December 31, 2009, the Rolling 12 Month Free Cash Flow Margin with respect to the Issuer and all of the Co-Issuers for the preceding twelve (12) months is less than 40%;

(n) NexCen Brands shall have received a qualified audit report for its fiscal year 2008 financial statements or with respect to any of its financial statements delivered thereafter;

(o) the occurrence of any Material Adverse Change;

(p) any material provision of this Brand Management Agreement, at any time after its execution and delivery and for any reason, ceases to be in full force and effect; or the Manager, the Issuer, Licensor, NexCen Brands or any other Person contests, attacks or challenges in any manner the validity or enforceability of any provision of any this Brand Management Agreement; or the Manager, the Issuer, Licensor or NexCen Brands denies that it has any further

liability or obligation under this Brand Management Agreement, or purports to revoke, terminate or rescind any provision of this Brand Management Agreement;

(q) the Manager shall have incurred any Indebtedness; or

(r) the Manager is no longer a wholly-owned subsidiary of NexCen Brands;

provided, however, that for purposes of effecting a cure of a Manager Termination Event described in clause (q) above, the Manager shall be entitled to redeem any Indebtedness it may have then outstanding or then pledge to the Agent cash in an amount, and upon terms, as may be acceptable to Licensor and the Issuer, and then only upon the prior written consent and approval of the Agent.

Section 7.2 Termination of Manager.

(a) Upon the occurrence of any Manager Termination Event, the Manager shall give notice thereof to Licensor, the Issuer, each Back-up Manager (if any), each Noteholder and the Agent within two (2) Business Days of its actual knowledge thereof. Licensor, the Issuer and the Agent shall have all rights and remedies against the Manager as may exist at law or in equity. Upon, or at any time after the occurrence of, a Manager Termination Event, Licensor, and the Issuer may, with the consent of the Agent (and shall, at the direction of the Agent or the Noteholders), by notice then given in writing to the Manager (a "Manager Termination Notice") with a copy to the Agent, terminate all or any part of the rights and obligations of the Manager under this Brand Management Agreement.

(b) After receipt by the Manager of a Manager Termination Notice, all authority and power of the Manager under this Brand Management Agreement shall terminate with respect to the rights and obligations so terminated.

(c) All costs and expenses incurred by the Manager in connection with the transfer of the Manager's duties hereunder to a successor manager following a Manager Termination Event shall be for the account of and payable by, jointly and severally, the Manager and NexCen Brands.

Section 7.3 Appointment of Successor. On and after the time specified in a Manager Termination Notice pursuant to Section 7.2(a), a successor manager shall be appointed by Licensor and the Issuer with the prior written consent, or upon the direction of Agent in its sole discretion, and such successor manager shall be the successor in all respects to the Manager in its capacity as Manager under this Brand Management Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Manager by the terms and provisions hereof, provided, that the successor manager shall have no liability for actions or inactions of the predecessor Manager.

The successor manager shall be entitled to receive all reasonable costs incurred by the successor manager in connection with assuming the duties and obligations of the Manager hereunder (which shall be included in its Operating Expenses). Notwithstanding the above, if the Manager shall resign as provided in Section 6.1(k), Licensor and the Issuer shall take such actions as may be necessary to cause the appointment of a successor manager with the prior

written consent, or upon the direction, of the Agent, in its sole discretion. The successor manager and the Manager, as the case may be, shall take such actions, consistent with this Brand Management Agreement, as shall be necessary to effectuate any such succession. Such successor manager shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Manager by the terms and provisions hereof.

In no event shall any successor manager be appointed without prior written consent of the Agent in its sole discretion.

Section 7.4 Back-up Manager. One or more Back-up Managers may be appointed by the Agent, from time to time, and at any time, in its sole and absolute discretion. The Licensor, the Issuer and the Manager, agree to allow, and consent to, any modifications to this Brand Management Agreement, the Security Agreement and any other Transaction Documents that are reasonably requested by any appointed Back-up Manager or by the Agent in connection with arrangements related to the appointment of such Back-up Manager or the performance of its duties hereunder or under any other Transaction Document. The Back-up Manager shall perform, without limitation, such services under the this Agreement as directed by the Agent, from time to time, in its sole and absolute discretion. Any such Back-up Manager appointed pursuant to this Section shall be entitled to the applicable Back-up Manager Fee.

ARTICLE VIII.

MISCELLANEOUS

Section 8.1 Notices. All notices from one party to the other party shall be in writing and shall be sent to the other party's address by delivery by a reputable courier service or by registered mail (return receipt requested), all charges prepaid. The date of receipt or refusal shall be the effective date of any such notice. Copies of all notices and reports delivered to Licensor and the Issuer pursuant to Sections 2.1(a)(xiii), 6.1(a), 6.1(c), 6.1(f) and 6.1(i) shall also be concurrently delivered to the Agent, each Back-up Manager (if any) and any party authorized, in writing, by Licensor and the Issuer to receive such notices and reports.

Licensor
WV IP Holdings, LLC
1330 Avenue of the Americas
New York, New York 10019
Attention: President

The Manager
NexCen Brand Management, Inc.
550 Seventh Avenue
New York, New York 10018
Attention: Ronald Fetzer

Section 8.2 Entire Agreement. This Brand Management Agreement sets forth the entire agreement and understanding among the parties with reference to the transactions contemplated hereby and supersede any and all other oral or written agreements heretofore made.

Section 8.3 Severability. If any provision of this Brand Management Agreement or the application of any provision hereof to any person or in any circumstances is held invalid, the remainder of this Brand Management Agreement and the application of such provision to other

persons or circumstances shall not be affected unless the provision held invalid shall substantially impair the benefits of the remaining portions of this Brand Management Agreement.

Section 8.4 CONSENT TO JURISDICTION.

EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN NEW YORK CITY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS BRAND MANAGEMENT AGREEMENT, AND HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING. EACH PARTY HERETO IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING, OR DELIVERY, OF COPIES OF SUCH PROCESS TO SUCH PARTY AT ITS ADDRESS SPECIFIED IN SECTION 8.1 HEREOF. EACH PARTY AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

Section 8.5 Waiver of Jury Trial. The parties hereto each waive their respective rights to a trial by jury of any claim or cause of action based upon or arising out of or related to this Brand Management Agreement, or the transactions contemplated hereby, in any action, proceeding or other litigation of any type brought by any of the parties against any other party or parties, whether with respect to contract claims, tort claims, or otherwise. The parties hereto each agree that any such claim or cause of action shall be tried by a court trial without a jury. Without limiting the foregoing, the parties further agree that their respective right to a trial by jury is waived by operation of this Section 8.5 as to any action, counterclaim or other proceeding which seeks, in whole or in part, to challenge the validity or enforceability of this Brand Management Agreement or any provision hereof, the waiver shall apply to any subsequent amendments, renewals, supplements or modifications to this Brand Management Agreement.

Section 8.6 Further Assurances. The Manager shall furnish Licensor with any further instruments, in form and substance reasonably satisfactory to it which it may reasonably require or deem necessary, from time to time, to evidence, establish, protect, enforce, defend or secure it and any and all of its rights hereunder.

Section 8.7 Amendments; Waivers. Any term, covenant, agreement or condition of this Brand Management Agreement may only be amended with the consent of the Manager, Licensor, the Issuer and the Agent or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively) by Licensor, the Issuer and the Agent in its sole discretion and in any such event the failure to observe, perform or discharge any such covenant, condition or obligation (whether such amendment is executed or such consent or

waiver is given before or after such failure) shall not be construed as a breach of such covenant, condition or obligation or as a Manager Termination Event.

Section 8.8 Successors and Assigns. This Brand Management Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto. All agreements, statements, representations and warranties made by the Manager herein or in any certificate or other instrument delivered by the Manager or on its behalf under this Brand Management Agreement shall be considered to have been relied upon by Licensor and the Issuer and shall survive the execution and delivery of this Brand Management Agreement.

Section 8.9 Severability of Provisions. Any provision of this Brand Management Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction. To the extent permitted by Applicable Law, the Manager hereby waives any provision of Applicable Law that renders any provision of the prohibited or unenforceable in any respect.

Section 8.10 No Bankruptcy Petition. The Manager by entering into this Brand Management Agreement covenants and agrees that it will not institute against, or join any other Person in instituting against the Issuer, Licensor or any other Co-Issuer, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law. This Section 8.10 shall survive termination of this Brand Management Agreement.

Section 8.11 Relationship of Parties. Except as provided for in Section 8.18, nothing contained in this Brand Management Agreement is intended to create, or shall in any event or under any circumstance be construed as creating, a partnership, joint venture, tenancy-in-common, joint tenancy, agency or other relationship of any nature whatsoever between Licensor or the Issuer on the one hand, and the Manager, on the other hand. The Manager acknowledges that (a) the Manager is represented by competent counsel and has consulted counsel before executing this Brand Management Agreement and (b) it shall rely solely on its own judgment and advisors in entering into the transactions contemplated hereby.

Section 8.12 Limitation on Liability; Indemnity. (a) None of the shareholders, directors, officers, employees or agents of the Manager shall be under any liability to Licensor or any other person for any action taken or for refraining from the taking of any action taken in good faith pursuant to this Brand Management Agreement; provided, however, that this provision shall not protect the Manager against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of its duties hereunder.

(b) Notwithstanding the foregoing, the Manager hereby agrees to indemnify and hold harmless Licensor, the Issuer, the Agent, each Noteholder, each other Indemnified Party, each successor and assign of Licensor, the Issuer, the Agent, each Noteholder, each other Indemnified Party, as the case may be, and each of their respective officers, directors, affiliates, agents and

representatives from and against any claim, loss, liability, damage, settlement, cost or other expense including reasonable attorney's fees and expenses that arise out of, relate to or are in connection with any negligent act or any negligent failure to act of the Manager in the performance of its duties hereunder or any breach by the Manager of any representation, covenant or other provision hereunder.

This Section 8.12 shall survive termination of this Brand Management Agreement.

Section 8.13 Errors and Omissions Insurance. The Manager shall maintain, at its own expense, an errors and omissions insurance policy, with broad coverage with responsible companies on all officers, employees or other persons acting on behalf of the Manager in any capacity with regard to the handling of money, documents and papers relating to the Assets. Any such errors and omissions insurance shall protect and insure the Manager against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such persons and shall be maintained in a form and amount that would meet the requirements of prudent managers. No provisions of this Section 8.13 requiring such errors and omissions insurance shall diminish or relieve the Manager from its duties and obligations as set forth in this Brand Management Agreement. The Manager shall cause to be delivered to Licensor and the Issuer a certification evidencing coverage under such insurance policy. Any such insurance policy shall not be cancelled or modified in a materially adverse manner without ten (10) days' prior written notice to Licensor, the Issuer and the Agent.

Section 8.14 Governing Law.

THIS BRAND MANAGEMENT AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICT OF LAWS, OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK.

Section 8.15 Counterparts. This Brand Management Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute one and the same instrument.

Section 8.16 Limitation on Payment. Any and all payments, including but not limited to fees, expenses and costs, to be made to the Manager under this Brand Management Agreement shall be made only to the extent of funds available therefor in accordance with Section 11.7 or 14.1, as applicable, of the Security Agreement and the related Security Agreement Supplement.

Section 8.17 Separate Identity Provisions. By entering into this Brand Management Agreement, the Manager covenants and agrees that, prior to the date after the Facility Termination Date on which all Secured Obligations are paid indefeasibly in full in cash, the Manager shall:

(a) conduct its business solely in its own name through its duly authorized officers or agents so as not to mislead others as to the identity of the entity with which such persons are concerned, and shall avoid the appearance that it is conducting business on behalf of any

Affiliate thereof or that its assets are available to pay the creditors of any other Person (other than as expressly provided herein);

(b) maintain corporate records and books of account separate from those of any other Person;

(c) establish and maintain an office through which its business shall be conducted separate and apart from those of its Affiliates or, if it shares office space with any Affiliate, it shall allocate fairly and reasonably any overhead and expenses for such shared office space;

(d) conduct its business using letterhead separate from those of its Affiliates;

(e) obtain proper authorization for all action requiring such authorization;

(f) pay its own operating expenses and liabilities from its own funds;

(g) continuously maintain its resolutions, agreements and other instruments underlying the transactions described in this Brand Management Agreement as part of its official records;

(h) maintain an arm's-length relationship with its Affiliates, and shall not hold itself out as being liable for the debts of any other Person, except as contemplated by this Brand Management Agreement and the other Transaction Documents;

(i) keep its assets and liabilities separate from those of all other entities, except as contemplated by this Brand Management Agreement and the other Transaction Documents;

(j) not maintain bank accounts or other depository accounts to which any Affiliate is an account party or from which any Affiliate has the power to make withdrawals, except as contemplated by this Brand Management Agreement and the other Transaction Documents;

(k) not amend, supplement or otherwise modify its organizational documents, except in accordance therewith; and

(l) observe all procedures required by its organizational documents and preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its formation and qualify and remain qualified in good standing in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualifications would materially adversely affect the interests of Licensor or the Issuer or its ability to perform its obligations hereunder.

Section 8.18 Status of Parties. The Manager is authorized pursuant to this Brand Management Agreement to act as the authorized agent of Licensor and the Issuer for the purposes set forth in this Brand Management Agreement.

Section 8.19 Limitations on Authority. Except as expressly set forth herein, the Manager shall not be authorized to manage the affairs of Licensor. The management, policies, and operations of Licensor shall be the responsibility of Licensor, and officers of Licensor,

acting pursuant to and in accordance with their respective Organizational Documents and other applicable documents.

Section 8.20 Headings and Captions. The headings or captions in this Brand Management Agreement are inserted for convenience and identification only and are in no way intended to describe, interpret, define, or limit the scope, extent, or intent of this Brand Management Agreement or any provisions thereof.

Section 8.21 Third Party Beneficiary. Each of the Agent, each Noteholder and each other Indemnified Party is an express third party beneficiary hereof. The Agent's consent shall be required for any amendment, termination or waiver hereunder; provided, however, that all rights of such Persons hereunder, other than with respect to Sections 8.10 and 8.12(b) hereof or any provision that survives the termination hereof, shall terminate on the day after the Facility Termination Date on which all Secured Obligations are indefeasibly paid in full in cash (other than with respect to any indemnity obligations or obligations under any Transaction Document that by their terms survive the termination thereof).

Section 8.22 Effect on First Amended and Restated Brand Management Agreement; Acknowledgement. The Brand Management Agreement shall not effect a novation of the obligations of the parties to the Original Brand Management Agreement or the First Amended and Restated Brand Management Agreement, but instead shall be merely a restatement and, where applicable, an amendment of the terms governing such obligations. The parties hereto acknowledge and consent to the amendment and restatement of the Amended and Restated Brand Management Agreement.

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IN WITNESS WHEREOF, this Management Agreement has been executed by the duly authorized signatories of the parties hereto all as of the day and year first above written.

NEXCEN BRAND MANAGEMENT, INC.,
as Manager

By: ______________________________
Name:
Title:

WV IP HOLDINGS, LLC,
as Licensor

By: ______________________________
Name:
Title: